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                                   NETGATEWAY

                     ELECTRONIC COMMERCE SERVICES AGREEMENT

         THIS ELECTRONIC COMMERCE SERVICES AGREEMENT (this "Agreement") is made effective as of the Acceptance Date set forth in the initial eCommerce Services Order Form (December 1, 1999) accepted by Netgateway, a Nevada corporation ("Netgateway"), and the subscriber identified below ("Subscriber").

PARTIES:

SUBSCRIBER NAME: LEADING TECHNOLOGIES, INC. D/B/A MALL OF MINORITY
                 AMERICAN.COM, INC.
ADDRESS:         5150 EAST PACIFIC COAST HIGHWAY
                 LONG BEACH, CA 90804
TELEPHONE:       (562) 961-8826
FACSIMILE:       (562) 961-8727

NETGATEWAY
300 Oceangate,  Suite 500
Long Beach, CA 90802
Phone: (562) 308-0010
Fax:   (562) 308-0021

1. ELECTRONIC COMMERCE SERVICES.

   1.1 eCommerce Services. Subject to the terms and conditions of this Agreement, during the term of this Agreement Netgateway will, through the Netgateway Internet Commerce Center(TM) ("Netgateway ICC") provide to Subscriber the services described in the eCommerce Services Order Form(s) the "eCommerce Services Order Form(s)") accepted by Netgateway, or substantially similar services if such substantially similar services would provide Subscriber with substantially similar benefits (the "eCommerce Services"). All such eCommerce Services Order Forms will be incorporated herein by this reference as of the Acceptance Date set forth in each such form. Netgateway and Subscriber have mutually agreed or will mutually agree upon the detailed final specifications (the "Specifications") for the eCommerce Services and the development timeline therefor, all of which are or will be set forth on the attached initial eCommerce Services Order Form, marked Exhibit "A", and by this reference made a part hereof.

   1.2 Availability. ECommerce Services will be available to Subscriber for inquiry and order entry functions twenty-four (24) hours a day, seven (7) days a week. Netgateway reserves the right upon reasonable notice to Subscriber to limit or curtail holiday or weekend availability when necessary for system upgrades, adjustments, maintenance, or other operational considerations.

   1.3 Enhancements. General enhancements to existing eCommerce Services provided hereunder, as well as new features that Netgateway incorporates into its standard commerce processing system, regardless of whether they are initiated by Netgateway or developed at the request of Subscriber or other subscribers, shall be made available to Subscriber at no additional cost. Any new features or services that may be developed by Netgateway during the term of this Agreement that Netgateway intends to offer to subscribers on a limited or optional basis may, at Netgateway' option, and subject to Subscribers' acceptance, be made available to Subscriber at Netgateway's then-current prices for such new features or services. Enhancements to existing eCommerce Services requested by Subscriber that benefit only subscriber at the time such enhancements are put into service shall be billed to Subscriber at Netgateway's standard rates for programming. All enhancements to the eCommerce Services, and any new features or services introduced by Netgateway, shall remain the exclusive proprietary property of Netgateway.

   1.4 Training. At no cost to Subscriber, Netgateway shall provide such onsite training and other assistance, as Netgateway deems necessary to assure that Subscriber's personnel are able to make effective use of the eCommerce Services. On-site training shall take place at such times and places as are mutually agreeable to the parties hereto.

   1.5 Subscriber Data.

       (a) Subscriber Data. Subscriber will timely supply Netgateway, in a form acceptable to Netgateway, with all data necessary for Netgateway to perform the ongoing services to be provided hereunder. It is the sole responsibility of Subscriber to insure the completeness and accuracy of such data.

       (b) Confidentiality: Netgateway acknowledges that all records, data, files and other input material relating to Subscriber are confidential and shall take reasonable steps to protect the confidentiality of such records, data, files and other materials. Netgateway will provide reasonable security safeguards to limit access to Subscriber's files and records to Subscriber and other authorized parties.

       (c) Protection of Subscriber Files. Netgateway will take reasonable steps to protect against the loss or alteration of Subscriber's files, records and data retained by Netgateway, but Subscriber recognizes that events beyond the control of Netgateway may cause such loss or alteration. Netgateway will maintain backup file(s) containing all the data, files and records related to Subscriber, which data, files and records shall be backed up on a daily basis. Subscriber's file(s), records and data shall, at no cost to Subscriber, be released to Subscriber on an occurrence that renders Netgateway unable to perform hereunder, or upon the termination of this Agreement as provided herein.

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       (d) Ownership of Data. Netgateway acknowledge that all records, data, files and other input material relating to Subscriber and its customers are the exclusive property of the Subscriber.

2. FEES AND BILLING.

   2.1 Fees. Subscriber will pay all fees and amounts in accordance with the eCommerce Services Order Forms.

   2.2 Billing Commencement. Billing for eCommerce Services indicated in the eCommerce Services Order Forms (including the eCommerce Rate, Fee Per Hit, Banner Advertising and Click Through Revenue), other than the Initial Development Fee, shall commence on the "Operational Date" indicated in the eCommerce Services Order Forms. The Initial Development Fee will be due and payable in accordance with the terms of the eCommerce Services Order Form. In the event that Subscriber orders other eCommerce Services in addition to those listed in the initial eCommerce Services Order Form, billing for such services shall commence on the date Netgateway first provides such additional eCommerce Services to Subscriber or as otherwise agreed to by Subscriber and Netgateway in the applicable eCommerce Services Order Form.

   2.3 Billing and Payment Terms. Netgateway shall invoice Subscriber monthly in advance of the provision of Internet Commerce Services, and payment of such fees will be due within thirty (30) days of the date of each Netgateway invoice. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1-1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If, in its reasonable judgment, Netgateway determines that Subscriber is not creditworthy or is otherwise not financially secure, Netgateway may, upon prior written notice to Subscriber, modify the payment terms to require full payment before the provision of eCommerce Services or other assurances to secure Subscriber's payment obligations hereunder.

   2.4 Taxes, Utilities and Exclusions. All charges shall be exclusive of any federal, state or local sales, use, excise, ad valorem or personal property taxes levied, or any fines, forfeitures or penalties assessed in connection therewith, as a result of this Agreement or the installation or use of eCommerce Services hereunder. Any such taxes which may be applicable will be paid by Subscriber or by Netgateway for Subscriber's account, in which case Subscriber shall reimburse Netgateway for amounts so paid. Netgateway shall provide burstible at 1 megabit per second capacity bandwidth for Subscriber's website at no additional charge. Should Subscriber need additional bandwidth, Netgateway will provide or make arrangements to provide such additional bandwidth and invoice Subscriber for such excess bandwidth and/or use beyond a 1 megabit per second burstible line. Netgateway will provide traffic reports to Subscriber with respect to burstible capacity. Netgateway is not responsible for providing connectivity to Subscriber's offices.

3. SUBSCRIBER'S OBLIGATIONS.

   3.1 Compliance with Law and Rules and Regulations. Subscriber agrees that Subscriber will comply at all times with all applicable laws and regulations and Netgateway's general rules and regulations relating to its provision of eCommerce Services, currently included herein as Section 10, which may be updated and provided by Netgateway to Subscriber from time to time ("Rules and Regulations"). Subscriber acknowledges that Netgateway exercises no control whatsoever over the content contained in or passing through the Subscriber's web site or mall ("eCommerce Centers"), and that it is the sole responsibility of Subscriber to ensure that the information it transmits and receives complies with all applicable laws and regulations.

   3.2 Access and Security. Subscriber will be fully responsible for any charges, costs, expenses (other than those included in the eCommerce Services), and third party claims that may result from its use of, or access to, the Netgateway Internet Commerce Center(TM) or the eCommerce Centers, including, but not limited to, any unauthorized use or any access devices provided by Netgateway hereunder.

   3.3 No Competitive Services. Subscriber may not at any time permit any eCommerce Services to be utilized for the provision of any services that compete with any Netgateway services, without Netgateway's prior written consent.

   3.4 Insurance.

       (a) Minimum Levels. Not later than six (6) months after the Acceptance Date set forth on the eCommerce Services Order Form, Subscriber shall put in place and shall keep in full force and effect during the remaining term of this
Agreement: (i) comprehensive general liability insurance in an amount not less than $1 million for the first twelve months of this Agreement and $3 million for the remaining term of this Agreement per occurrence for bodily injury and property damage; and (ii) workers' compensation insurance in an amount not less than that required by applicable law. Subscriber also agrees that it will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Subscriber's industries.

       (b) Certificates of Insurance. Prior to the Operational Date, Subscriber will furnish Netgateway with certificates of insurance which evidence the minimum levels of insurance set forth above, and will notify Netgateway in writing in the event that any such insurance policies are cancelled.

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   (c) Naming Netgateway as an Additional Insured. Subscriber agrees that prior to the Operational Date, Subscriber will cause its insurance provider(s) to name Netgateway as an additional insured and notify Netgateway in writing of the effective date thereof.

4. CONFIDENTIAL INFORMATION.

   4.1 Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

   4.2 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

5. REPRESENTATIONS AND WARRANTIES.

   5.1 Warranties by Subscriber.

   (a) Subscriber's Business. Subscriber represents and warrants that:

       (i) Subscriber's services, products, materials, data, and information used by Subscriber in connection with this Agreement as well as Subscriber's and its permitted customers' and users' use of the eCommerce Services (collectively, "Subscriber's Business") does not as of the Operational Date, and will not during the term of this Agreement, operate in any manner that would violate any applicable law or regulation.

       (ii) Subscriber owns or has the right to use all material contained in the Subscriber's web site, including all text, graphics, sound, video, programming, scripts, and applets; and

       (iii) The use, reproduction, distribution, and transmission of the web site, or any information or materials contained in it does not (A) infringe or misappropriate any copyright, patent, trademark, trade secret, or any other proprietary rights of a third party; or (B) constitute false advertising, unfair competition, defamation, an invasion of privacy or violate a right of publicity.

   (b) Rules and Regulations. Subscriber has read the Rules and Regulations (Section 10 below) and represents and warrants that Subscriber and Subscriber's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

   (c) Breach of Warranties. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Netgateway will have the right immediately in Netgateway's reasonable discretion, to suspend any related eCommerce Services if deemed reasonably necessary by Netgateway to prevent any harm to Netgateway or its business.

5.2 Warranties and Disclaimers by Netgateway.

   (a) No Other Warranty. THE eCOMMERCE SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND SUBSCRIBER'S USE OF THE eCOMMERCE SERVICES IS AT ITS OWN RISK. NETGATEWAY DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. NETGATEWAY DOES NOT WARRANT THAT THE eCOMMERCE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE.

   (b) Disclaimer of Actions Caused by and/or Under the Control of Third Parties. NETGATEWAY DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM NETGATEWAY'S INTERNET COMMERCE CENTER AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH NETGATEWAY'S SUBSCRIBERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH NETGATEWAY WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, NETGATEWAY CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, NETGATEWAY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

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6. LIMITATIONS OF LIABILITY.

   6.1 Exclusions. IN NO EVENT WILL NETGATEWAY BE LIABLE TO ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT, SUBSCRIBER'S BUSINESS
OR OTHERWISE, AND ANY LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR SUBSCRIBER'S BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

   6.2 Limitations. NETGATEWAY, ITS AFFILIATES, EMPLOYEES, OFFICERS AND AGENTS SHALL NOT BE LIABLE TO SUBSCRIBER OR TO ANY THIRD PARTY FOR ANY LOSS OR DAMAGE, WHETHER DIRECT OR INDIRECT, RESULTING FROM DELAYS OR INTERRUPTIONS OF SERVICE DUE TO MECHANICAL ELECTRICAL OR WIRE DEFECTS OR DIFFICULTIES, STORMS, STRIKES, WALK-OUTS, EQUIPMENT OF SYSTEMS FAILURES, OR OTHER CAUSES OVER WHICH NETGATEWAY, ITS AFFILIATES, EMPLOYEES, OFFICERS, OR AGENTS AGAINST WHOM LIABILITY IS SOUGHT, HAVE NO REASONABLE CONTROL, OR FOR LOSS OR DAMAGE, DIRECT OR INDIRECT, RESULTING FROM INACCURACIES, ERRONEOUS STATEMENTS, ERRORS OF FACTS, OMISSIONS, OR ERRORS IN THE TRANSMISSION OR DELIVERY OF eCOMMERCE SERVICES, OR ANY DATA PROVIDED AS A PART OF THE eCOMMERCE SERVICES PURSUANT TO THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF NETGATEWAY. IN ADDITION, IN NO EVENT SHALL NETGATEWAY BE LIABLE TO SUBSCRIBER OR TO ANY THIRD PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES WHICH SUBSCRIBER OR SUCH THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT OR UTILIZING THE NETGATEWAY eCOMMERCE SERVICES, REGARDLESS OF WHETHER NETGATEWAY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR WHETHER SUCH DAMAGES ARE CAUSED, IN WHOLE OR IN PART, BY THE NEGLIGENCE OF NETGATEWAY.

   6.3 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NETGATEWAY'S MAXIMUM AGGREGATE LIABILITY TO SUBSCRIBER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY SUBSCRIBER TO NETGATEWAY HEREUNDER FOR THE PERIOD CONSISTING OF THE PRIOR [redacted] FULL CALENDAR [redacted].

   6.4 Time For Making Claims. ANY SUIT OR ACTION BY SUBSCRIBER AGAINST NETGATEWAY, ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS EMPLOYEES, SUCCESSORS OR ASSIGNS, BASED UPON ANY ACT OR OMISSION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR SERVICES PERFORMED HEREUNDER, OR ANY ALLEGED BREACH THEREOF, SHALL BE COMMENCED WITHIN [redacted] OF THE FIRST OCCURRENCE GIVING RISE TO SUCH
CLAIM OR BE FOREVER BARRED. THIS PROVISION DOES NOT MODIFY OR OTHERWISE AFFECT THE LIMITATION OF NETGATEWAY'S LIABILITY SET FORTH IN SECTION 6 OR ELSEWHERE IN THIS AGREEMENT.

   6.5 Subscriber's Insurance. Subscriber agrees that it will not pursue any claims against Netgateway for any liability Netgateway may have under or relating to this Agreement until Subscriber first makes claims against Subscriber's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims.

   6.6 Basis of the Bargain; Failure of Essential Purpose. Subscriber acknowledges that Netgateway has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7. INDEMNIFICATION.

   7.1 Netgateway's Indemnification of Subscriber. Netgateway will indemnify, defend and hold Subscriber harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought against Subscriber alleging the infringement of any third party registered U.S. copyright or trademark or issued U.S. patent resulting from the provision of eCommerce Services pursuant to this Agreement (but excluding any infringement contributorily caused by Subscriber's Business).

   7.2 Subscriber's Indemnification of Netgateway. Subscriber will indemnify, defend and hold Netgateway, its affiliates and customers harmless from and against any and all Losses resulting from or arising out as Subscriber's breach of any provision of this Agreement or any Action brought against Netgateway, its directors, employees, affiliates or Subscribers alleging with respect to the Subscriber's Business: (a) infringement or misappropriation of any intellectual property rights; (b) defamation, libel, slander, obscenity, pornography or violation of the rights of privacy or publicity; (c) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; or (d) any violation of any other applicable law or regulation.

   7.3 Notice. Each party will provide the other party, prompt written notice of the existence of any such event of which it becomes aware, and an opportunity to participate in the defense thereof.

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8. DISPUTE RESOLUTION.

   8.1 Procedures. It is the intent of the parties that all disputes arising under this Agreement be resolved expeditiously, amicably, and at the level within each party's organization that is most knowledgeable about the disputed issue. The parties understand and agree that the procedures outlined in this Paragraph 8 are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives or other designated personnel of the parties. Accordingly, for purposes of the procedures set forth in this paragraph, a "dispute" is a disagreement that the parties have been unable to resolve by the normal and routine channels ordinarily used for such matters. Before any dispute arising under this Agreement, other than as
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provided in paragraph 8.5 below, may be submitted to arbitration, the parties shall first follow the informal and escalating procedures set forth below.

     (a) The complaining party's representative will notify the other party's representative in writing of the dispute, and the non-complaining party will exercise good faith efforts to resolve the matter as expeditiously as possible.

     (b) In the event that such matter remains unresolved thirty (30) days after the delivery of the complainant party's written notice, a senior representative of each party shall meet or confer within ten (10) business days of a request for such a meeting or conference by either party to resolve such matter.

     (c) In the event that the meeting or conference specified in (b) above does not resolve such matter, the senior officer of each party shall meet or confer within ten (10) business days of the request for such a meeting or conference by either party to discuss and agree upon a mutually satisfactory resolution of such matter.

     (d) If the parties are unable to reach a resolution of the dispute after following the above procedure, or if either party fails to participate when requested, the parties may proceed in accordance with paragraph 8.2 below.

     8.2 Binding Arbitration. Except as provided in paragraph 8.5 below, any dispute arising under this Agreement shall, after utilizing the procedures in paragraph 8.1, be resolved by final and biding arbitration in Los Angeles, California, before a single arbitrator selected by, and in accordance with the rules of commercial arbitration of, the American Arbitration Association or as otherwise provided in Paragraph 11.6. Each party shall bear its own costs in the arbitration, including attorney's fees, and each party shall bear one-half of the cost of the arbitrator.

     8.3 Arbitrator's Authority. The arbitrator shall have the authority to award such damages as are not prohibited by this Agreement and may, in addition and in a proper case, declare rights and order specific performance, but only in accordance with the terms of this Agreement.

     8.4 Enforcement of Arbitrator's Award. Any Party may apply to a court of general jurisdiction to enforce a arbitrator's award, and if enforcement is ordered, the party against which the order is issued shall pay the costs and expenses of the other party in obtaining such order, including responsible attorneys' fees.

     8.5 Access to Courts. Notwithstanding the provisions of paragraphs 8.1 and
8.2 above, any action by Netgateway to enforce its rights under Paragraphs 10.3 of this Agreement or to enjoin any infringement of the same by Subscriber may, at Netgateway election, be commenced in the state of federal courts of Los Angeles, California, and subscriber consents to personal jurisdiction and venue in such courts for such actions.

9.  TERM AND TERMINATION.

     9.1 Term. This Agreement will be effective on the date first above written and will terminate three (3) years ("Initial Term") from the date hereof, unless earlier terminated according to the provisions of this Section 9. This Agreement will automatically renew for an additional term of three (3) years unless a party hereto elects not to so renew and notifies the other party in writing of such election by a date, which is six (6) months prior to the lapse of the Initial Term.

     9.2 Termination. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Netgateway; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or
(iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed with sixty (60) days of filing.

     [redacted]

     9.4 Effects of Termination. Upon the effective date of expiration or termination of this Agreement: (a) Netgateway will immediately cease providing the eCommerce Services; (b) any and all payment obligations of Subscriber under this Agreement will become due immediately; and (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement.

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     9.5 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 2,3,4,5,6,7,8,9 and 10.

10. USE OF eCOMMERCE SERVICES - RULES AND REGULATIONS.

    10.1 Proprietary Systems. Subscriber acknowledges that the software systems utilized by Netgateway in the provision of eCommerce Services hereunder, including all enhancements thereto, and all screens and formats used in connection therewith are the exclusive proprietary of Netgateway, and Subscriber shall not publish, disclose, display, provide access to or otherwise make available any Netgateway eCommerce software or products thereof, or any screens, formats, reports or printouts used, provided, produced or supplied from or in connection therewith, to any person or entity other than an employee of Subscriber without the prior written consent of, and on terms acceptable to Netgateway, which consent shall not be unreasonably withheld; provided, however, that Subscriber may disclose to a governmental or regulatory agency or to customers of Subscriber any information expressly prepared and acknowledge in writing by Netgateway as having been prepared for disclosure to such governmental or regulatory agency or to such customers. Neither party shall disclose Subscriber's use of eCommerce Services in any advertising or promotional materials without the prior written consent to such use, and approval of such materials, by the other.

    10.2 Use of Services Personal to Subscriber. Subscriber agrees that it will use the services provided hereunder only in connection with its eCommerce business, and it will not, without the express written permission of Netgateway, sell, lease, or otherwise provide or make available eCommerce Services to any third party.

    10.3 Survival of Obligations. The obligations of this paragraph 10 shall service termination of this Agreement. Subscriber understands that the unauthorized publication or disclosure of any of Netgateway software or copies thereof, or the unauthorized use of eCommerce Service would cause irreparable harm to Netgateway for which there is no adequate remedy at law. Subscriber therefore agrees that in the event of such unauthorized disclosure or use, Netgateway may, at its discretion and at Subscriber's expense, terminate this Agreement, obtain immediate injunctive relief in a court of competent jurisdiction, or take such other steps as it deems necessary to protect its rights. If Netgateway, in its reasonable, good faith judgement, determines that there is a material risk of such unauthorized disclosure or use, it may demand immediate assurances, satisfactory to Netgateway, that there will be no such unauthorized disclosure or use. In the absence of such assurance, Negateway may immediately terminate this Agreement and take such other steps as it deems necessary. The rights of Netgateway hereunder are in addition to any other remedies provided by law.

11. MISCELLANEOUS PROVISIONS.

    11.1 Force Majeure. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, govermental act or failure of the Internet, provided that the delayed party: (a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

    11.2 No Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Subscriber acknowledges and agrees that (i) it has been granted only a license to use Netgateway's ICC and any equipment provided by Netgateway in accordance with this Agreement, (ii) Subscriber has not been granted any real property interest in the Netgateway's ICC, and (iii) Subscriber has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances.

    11.3 Marketing. Subscriber agrees that Netgateway may refer to Subscriber by trade name and trademark, and may briefly describe Subscriber's Business, in Netgateway's marketing materials and web site. Subscriber hereby grants Netgateway a license to use any Subscriber trade names and trademarks solely in connection with the rights granted to Netgateway pursuant to this Section 11.3.

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    11.4 Government Regulations. Subscriber will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Subscriber operates or does business.

    11.5 Non-Solicitation. During the period beginning on the Operational Data and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, Subscriber agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Netgateway during such period.

    11.6 Governing Law; Severability; Waiver. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (without regard to that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sales of Goods. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

    11.7 Assignment; Notices. Subscriber may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Netgateway, except that Subscriber may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. Netgateway may assign this Agreement in whole or part. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

    11.8 Relationship of Parties. Netgateway and Subscriber are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Netgateway and Subscriber. Neither Netgateway nor Subscriber will have the power to find the other or issue obligations on the others' behalf without the other's prior written consent, except as otherwise previously provided herein.

    11.9 Entire Agreement; Counterparts. This Agreement, including all documents incorporated herein by reference, constitute the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supercedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be excuted in two or more counterparts, terms of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Subscriber's and Netgateway's authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such forms effective as of the date first above written.

SUBSCRIBER

Signature:   /s/ Anna T. Brannon
             -------------------------------------------

Print Name:  Anna T. Brannon
             -------------------------------------------

Title:       CEO
             -------------------------------------------

NETGATEWAY

Signature:   /s/ Donald M. Corliss, Jr.
             -------------------------------------------

Print Name:  Donald M. Corliss, Jr.
             -------------------------------------------

Title:       President
             -------------------------------------------


Signature:  ____________________________________________

Print Name: ____________________________________________


Signature:  ____________________________________________

Print Name: ____________________________________________

                                  EXHIBIT "A"

                         eCOMMERCE SERVICES ORDER FORM

                                   NETGATEWAY
                         ECOMMERCE SERVICES ORDER FORM

Subscriber Name: Leading Technologies, Inc. d/b/a Mall of Minority America.com,
                 Inc.
Form Date:       December 1, 1999
Form No.:        001

GENERAL INFORMATION:

1. By submitting this eCommerce Services Order Form ("Form") to Netgateway, Subscriber hereby places an order for the eCommerce Services described herein pursuant to the terms and conditions of the Electronic Commerce Services Agreement between Subscriber and Netgateway (the "ECS Agreement").

2. Billing, with the exception of Development Fees, will commence on the Operational Date set forth below or the date that Subscriber first begins to process transactions through the Netgateway Internet Commerce Center, whichever occurs first.

3. Netgateway will provide the eCommerce Services pursuant to the terms and conditions of the ECS Agreement, which incorporates this Form. The terms of this Form supersede, and by accepting this Form, Netgateway hereby rejects, any conflicting or additional terms provided by Subscriber in connection with Netgateway's provision of the eCommerce Services. If there is a conflict between this Form and any other Form provided by Subscriber and accepted by Netgateway, the Form with the latest date will control.

4. Netgateway will not be bound by or required to provide eCommerce Services pursuant to this Form or the ECS Agreement until each is signed by an authorized representative of Netgateway.

SUBSCRIBER HAS READ, UNDERSTANDS AND HEREBY SUBMITS THIS ORDER.

Submitted By: /s/ Anna Brannon        Operational Date: 12/3/99
              ----------------------                    ------------------------
              (Authorized Signature)

Print Name:   Anna Brannon
              ----------------------

Title:        CEO
              ----------------------

Netgateway Acceptance

/s/ Donald M. Corliss                 Date: 12/4/99
------------------------------------        ------------------------------------
(Authorized Signature)

                                   NETGATEWAY
                         ECOMMERCE SERVICES ORDER FORM

Subscriber Name: Leading Technologies, Inc. d/b/a Mall of Minority America.com,
                 Inc.
Form Date:       December 1, 1999
Form No.:        001

Terms:

1. Project Specifications. A Phase II Statement of Work and Project Specifications for the eCommerce Services is annexed hereto as Schedule 1 and incorporated herein by this reference.

2. Development Timeline. Development of the eCommerce Services shall be completed on or before [redacted].

3. Development Fees. The development fees for the eCommerce Services shall be as set forth on the Phase II Statement of Work and Project Specifications annexed hereto as Schedule 1, and shall be payable in accordance with the terms set forth thereon.

4. Additional Fees. Additional fees, including without limitation, transaction fees, monthly mall administration fees, hosting fees and monthly merchant fees shall be as set forth on Schedule 1 hereto, and shall be paid in accordance with terms mutually agreed upon by the parties.

5. Publicity. Neither party shall make any public announcement of this Agreement or of the relationship they have entered into without the prior written consent of the other.

                                              Deliverables -- Project Management
                                                               Statement of Work
--------------------------------------------------------------------------------

Phase II - Statement of Work                            Mall of Minority America

As part of this Statement of Work, Netgateway shall provide the following deliverables:

Site Map:


                               [GRAPHIC OMITTED]



Home Page:
  o Page will have general information and links available to the public
  o Links to:
       * MOMA Corporate Web Site
       * WMBE/MBE Referral Services - Links to other services
       * Travel (external provider)
       * Legislative Updates - administered through the administration component of site
       * News - (external provider of information)
       * Information on becoming a MOMA member (buyers and sellers)
       * Training & Seminars Available - administered through admin component
       * About the Mall
  o General Links/Navigation will be at the top of the page (below MOMA logo) displayed as buttons
       * Buttons will be consistent throughout the entire site
  o Login to secured part of the site

                                              Deliverables -- Project Management
                                                               Statement of Work
--------------------------------------------------------------------------------

       * Must be a MOMA member to enter this area
       * Membership is approved by MOMA (off line)
       * Email sent to Member once membership is approved
  o Rotating Advertisement Banners
       * Ability to track click throughs on banners as revenue generating component
       * Rotation of ad banners
       * Ability to place priority/precedence of banners

Becoming a Member:
  o Access to a demonstration store
  o Information on how to become a member
  o Request membership - Sellers form & buyers form (2 types of forms)
       o Form will be mailed to MOMA address for review and approval
       o Seller Membership form must have ability to upload image of certification document
       o Buyers Membership form
       o Upon approval of application, email sent to new member with account information (manual process - managed through admin component)
  o Member will be billed based on the package selected
       o Payments will be processed automatically through the admin component
       o Duration based on package selected
       o Payment methods - Visa, MasterCard, American Express, Purchase Order
       o To use purchase order, member must fill out a credit application
         & be approved by MOMA
       o Free trial membership - for a given period of time
            * Default trial period for entire site
            * Ability to change trial period for each membership account
  o On Line Credit Application - for approval by MOMA

Member Login: (Secured Access Site):
  o Once membership has been approved, members can log into the mall to get to membership services area

Search/Advanced Search:
  o Ability to search merchant stores and products using:
       o SIC codes
       o Categories (defined by mall administrator - store owners use categories for products/store)
       o Type of ownership
       o Keyword - search for stores/products
  o Display search results
       o Sorted in Alpha order
       o Store name - link to store home page
       o Product name (if applicable) - link to product detail page in store
       o Type of ownership certification
       o SIC codes associated to store/merchant

                                              Deliverables -- Project Management
                                                               Statement of Work
--------------------------------------------------------------------------------

Personalization of Mall:
  o Integration of a 3rd party package to manage personalization (Trivida)
  o Need to define what personalization will look like

RFP/RFQ:
  o List of all active/current RFP's/RFQ's
  o Ability to search for RFP/RFQ by
       o SIC
       o Categories
       o Type of ownership
  o Ability to submit RFP/RFQ (buyers only)
  o Ability to respond to RFP/RFQ (sellers/merchants only)

Shopping Cart/Order Pipeline:
  o Shopping cart at mall level - not store specific
  o Ability to purchase items across stores
  o Ability to checkout using credit card, procurement card or purchase order
  o Ability to complete online credit card process
       o Send amount to store merchant account
  o Ability to send transaction fee to MOMA merchant account - process merchants credit for transaction fee
  o Ability to track orders on-line
       o Split order into multiple orders (based on merchant)
       o Customer/buyer only sees one order - only needs one order number
  o Ability for customer to enter billing address and separate shipping address
  o Ability to enter additional shipping information
  o Ability to specify shipping method
  o Ability to specific if a signature is required upon delivery

Store/Merchant Directory Listing
  o List of Minority Business that have store fronts within the Mall
  o Sorted in alpha order
  o Link to store front

Buyer Directory Listing
  o List of business that have buyer memberships
  o Sorted in alpha order

Mall Administration:
  o Multiple levels of security/access to administration area
       o Sellers administration of their individual store fronts
  o Transaction reporting/billing of sellers

                                              Deliverables -- Project Management
                                                               Statement of Work
--------------------------------------------------------------------------------

       o By Seller, ability to take a percent of the sales transaction at the time the transaction occurs
       o Percent can vary by seller
       o View Transactions Reporting
            * By Date
            * By Seller Specific
            * By SIC Code
            * By Minority Type
  o Payment Processing
       o Payment methods configurable by store
       o Ability to accept credit cards as payment methods
       o Ability to process credit card transactions on line
       o Ability to accept purchase orders
            * Question for Anna - if using a purchase order to buy products, how will MOMA get % of transaction. Do we charge Merchants credit card immediately?
       o Ability to use procurement cards - need more information on how to handle procurement cards
       o Ability to charge merchant for transaction (% that MOMA will take from the transaction) at the time the transaction occurs
  o Membership Management
       o Ability to manually approve membership applications
       o Ability to manually activate and deactivate members
       o Ability to manage membership addresses
       o Ability to allow specific buyers to use purchase orders or procurement cards - once they have been approved by MOMA administrator
       o All merchants/store owners must have merchant accounts and place a credit card on file for transactions
       o Order management
            * Ability to process orders on line
            * Ability to change status of order
            * Ability to enter shipping methods, tracking numbers, etc.
  o Management of stores
       o Ability for a merchant to manage store by adding, deleting products, managing product pricing, etc....
       o Ability for MOMA administrator to activate/deactivate a store - only MOMA administrator can activate stores
       o Ability to have multiple SIC codes associated to store/merchant
       o Ability to have multiple categories associated to store/merchant
       o Ability to have categories associated to the products
  o Ad Banner Management
       o Ability to add and delete advertisements
       o Ability to prioritize ad banners

                                              Deliverables -- Project Management
                                                               Statement of Work
--------------------------------------------------------------------------------

       o Ability to schedule an ad banner campaign - start and stop dates associated to activation of banner
       o Make ad banners a hot link to another site
       o Ability to track and report on click throughs for all banners
       o Integrate a 3rd party ad banner management package (like 24x7)
  o Manage Mall Categories - ability to add, delete, activate and deactivate categories for products and stores within the mall
  o Content Management
       o Assign Page to left navigation on Mall home
       o Indexing feature for link on left navigation
       o Add content specific to page
       o Add links to page
       o Add Images to Page
       o Manage the following pages:
            * WMBE/MBE Resources
            * Legislative Updates
            * Member News
            * Training & Services
            * Free Email - link to external provider of email services. Provider
              TBD
            * News - link to external provider of news services. Provider TBD
            * Travel - link to external provider of travel services. Provider
              TBD
            * About the Mall text on the Home page
            * Other

Auction Capability:
  o Customer/Seller/Buyer Auction
       o Ability for customers (sellers and buyers) to place products up for auction
       o Ability to define minimum bid for auction items
       o Ability to define the duration for auction item(s)
       o Ability to enter one product and have the quantity of items be one or many (unlimited number)
       o Ability to define the payment methods accepted for auction item - defined by customer placing item up for auction
       o Ability to use iEscrow as intermediary for auction item purchased
       o Ability to capture information about the customer placing the bid
       o Ability for customers to bid on products place up for auction
       o Ability to accept highest bid for product. If there is more than one available, accept the highest bids based on the number of available items
       o Ability to attach image/picture of auction item
  o Web Administration of Auctions
       o Ability to have sellers place products up for auction within their store administration
       o Ability to view bidding history
       o Email notification to highest bidders and owner of auction product at the end of the auction
       o Ability to manage auction products through the web administration site
            * Activate and deactivate auction products
            * Edit auction products

                                              Deliverables -- Project Management
                                                               Statement of Work
--------------------------------------------------------------------------------

COSTS:

The following development costs and other related costs shall be payable to Netgateway. Development costs shall be due and payable as follows:


[redacted]



Project Development Costs Payable to Netgateway:

--------------------------------------------------------------------------------
                   Item                                             Cost
--------------------------------------------------------------------------------
Advanced Search Element - SIC codes, categories, type of
organization
----------------------------------------------------------
Auto Generate Membership
----------------------------------------------------------
Scheduler for 30 day free trial
----------------------------------------------------------
Auto Generate Billing
----------------------------------------------------------
Configurable Membership Packages
----------------------------------------------------------
Additional Payment methods - procurement cards &
purchase orders
----------------------------------------------------------
Mall Administration (including content management)
----------------------------------------------------------
Transaction Fee Splitting
----------------------------------------------------------
                                    Mall Development Cost       [redacted]
--------------------------------------------------------------------------------
                                 Auction Development Cost       [redacted]
--------------------------------------------------------------------------------
                                   Total Development Cost       [redacted]
--------------------------------------------------------------------------------
                                               [redacted]       [redacted]
--------------------------------------------------------------------------------
                                Phase II Development Cost       [redacted]
--------------------------------------------------------------------------------


Additional Development Costs Payable to Netgateway (excluded from estimate above): All such amounts shall be agreed to by the parties in writing prior to the commencement of any such development work by Netgateway:

--------------------------------------------------------------------------------
                   Item                                             Cost
--------------------------------------------------------------------------------
License Fee for email Services
    o Transaction fee (if applicable)                           [redacted]
--------------------------------------------------------------------------------
License Fee for Personalization Software
    o Transaction fee (if applicable)                           [redacted]
--------------------------------------------------------------------------------
License Fee (transaction fee) for other external services
listed above
    o Travel Services
    o News Services
    o Yellow/White Pages                                        [redacted]
--------------------------------------------------------------------------------
License Fee for Subscription to SIC and NAICS code
databases                                                       [redacted]
--------------------------------------------------------------------------------

                                              Deliverables -- Project Management
                                                               Statement of Work
--------------------------------------------------------------------------------

Other Costs Payable to Netgateway;

--------------------------------------------------------------------------------
                   Item                                           Cost
--------------------------------------------------------------------------------
Store Building (one time cost per Seller/Store)                [redacted]
--------------------------------------------------------------------------------
Monthly Mall Administration Fee - for
administrating ecommerce site (services to be
defined)                                                       [redacted]
--------------------------------------------------------------------------------
Minimum Mall Transaction Fee (Hosting Fee)                     [redacted]
--------------------------------------------------------------------------------
Transaction Fees                                  [redacted] of Mall of Minority
                                                  America [redacted] from
                                                  Sales Transactions
--------------------------------------------------------------------------------
Ad Banner Fees                                    [redacted] ad banner fees now.
                                                  To be renegotiated at a later
                                                  date if needed
--------------------------------------------------------------------------------
Membership Fees                                   [redacted] of Mall of Minority
                                                  America [redacted] from
                                                  Membership Fees for Sellers
                                                  brought in through Call Center
--------------------------------------------------------------------------------
Featured Sellers/Buyers                           [redacted] of Mall of Minority
                                                  America [redacted] from
                                                  Featured Spots Sold
--------------------------------------------------------------------------------